GigOptix, Inc. Launches with the Completion of the Lumera Corporation and GigOptix LLC Merger

BOTHELL, Wash. and PALO ALTO, Calif.—(BUSINESS WIRE)—December 9, 2008—Lumera Corporation (NASDAQ:LMRA) and privately owned GigOptix LLC, today announced the completion of their planned merger transaction, which is effective today.  The combined company will conduct business as GigOptix, Inc. (GigOptix), and its common stock will trade beginning tomorrow, December 10, on the OTC Bulletin Board, which is not a national securities exchange, under the symbol GGOX.

Under the terms of the merger agreement, GigOptix LLC securityholders are receiving approximately 0.1375 shares of GigOptix, Inc. common stock for each GigOptix LLC membership unit, and Lumera Corporation stockholders are receiving 0.125 shares of GigOptix, Inc. common stock for each share of Lumera Corporation common stock.  Lumera Corporation stockholders holding stock certificates will soon receive share exchange instructions.

The Lumera closing bid on December 9, 2008 was $1.72, as adjusted to reflect a 1 for 8 reverse stock split.

The combination, which was announced on March 27, 2008, was approved by the GigOptix securityholders on March 26, 2008 and by Lumera Corporation stockholders at a meeting held on December 4, 2008.

Company Leadership and Headquarters

Dr. Avi Katz will serve as Chief Executive Officer and Chairman of the Board of GigOptix.  Peter Biere will serve as Chief Financial Officer, Andrea Betti-Berutto will serve as Chief Technology Officer, Julie Tipton will serve as Vice President of Marketing, Dr. Raluca Dinu will serve as Vice President of Advanced Engineering, Vivek Rajgarhia will serve as Vice President of Global Sales, Marc Correa will serve as Vice President of Global Operations and Dr. Jörg Wieland will serve as Vice President and General Manager of GigOptix-Helix AG.

C. James Judson and Dr. Joseph Vallner, formerly Lumera Corporation board members will be on the board of GigOptix.  Kimberly D.C. Trapp, formerly a board member of both GigOptix LLC and Lumera, will be on the board of GigOptix Inc.  Other board members will include Stephen C. Johnson, a former GigOptix LLC board member, Neil J. Miotto and Douglas L. Swenson.

GigOptix will be headquartered in Palo Alto, CA and will maintain operations in Bothell, WA and Zurich, Switzerland.

About GigOptix

GigOptix is a leading fabless semiconductor manufacturer of electronic engines for the optically connected digital world. GigOptix offers a broad portfolio of high speed electronic devices including polymer electro-optic modulators, modulator drivers, laser drivers and TIAs for telecom, datacom, Infiniband and consumer optical systems, covering serial and parallel laser technologies from 1G-100Gbps. For more information, please visit www.GigOptix.com.

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Forward-Looking Statements

Except for the historical and current factual information contained herein, this release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements by GigOptix regarding its expected financial position, revenues, cash flow and other operating results, business strategy, financing plans, forecasted trends related to the markets in which it operates, and similar matters are forward-looking statements. GigOptix’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Risk Factors” in the company’s registration statement on Form S-4 on file with the SEC, include overcapacity in the telecommunications and networking markets, competition resulting from consolidation within network equipment and telecommunications equipment companies, the company’s dependence on new product development, rapid technological and market change, the ability of the company to raise additional capital, and various other factors beyond the company’s control. Other important risk factors that could cause GigOptix's actual results to differ from those contained or implied in its forward-looking statements include the company’s possible failure to realize the cost savings, operating efficiencies and new revenue opportunities expected to result from the merger of Lumera Corporation and GigOptix LLC. Except for any obligation to disclose material information under the Federal securities laws, GigOptix undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this document.

Contact:

Parker Martineau
GigOptix Inc.
650-424-1937 x102
pmartineau@gigoptix.com

SOURCE: GigOptix Inc.